Exhibit 1

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the Registered Shares, par value CHF 30 per share of Centerpulse Ltd. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: November 15, 2002
                                 INCENTIVE INVESTMENT (JERSEY) LTD

                                 By: /s/ Ben Warner
                                     ------------------------------------------
                                     Name: Ben Warner
                                     Title: Alternative Director to
                                            Michael Dee (Chairman)

                                 By: /s/ Dr. Marc C. Bruppacher
                                     ------------------------------------------
                                     Name: Dr. Marc C. Bruppacher
                                     Title: Director



                                 INCENTIVE CAPITAL LTD.

                                 By: /s/ Hans Kaiser
                                     ------------------------------------------
                                     Name: Hans Kaiser
                                     Title: Director

                                 By: /s/ Eric Stupp
                                     ------------------------------------------
                                     Name: Eric Stupp
                                     Title: Director



                                 INCENTIVE ASSET MANAGEMENT LTD.

                                 By: /s/ Paul Wyler
                                     ------------------------------------------
                                     Name: Paul Wyler
                                     Title: Director

                                 By: /s/ Dr. Raoul Bloch
                                     ------------------------------------------
                                     Name: Dr. Raoul Bloch
                                     Title: Member of management board



                                 RENE BRAGINSKY

                                 By: /s/ Rene Braginsky
                                     ------------------------------------------
                                     Name: Rene Braginsky